EXHIBIT 10.4

AMENDMENT NUMBER ONE
TO THE
EG&G TECHNICAL SERVICES, INC. EMPLOYEES RETIREMENT PLAN
(2007 Restatement)

The EG&G Technical Services, Inc. Employees Retirement Plan, as restated effective January 1, 2007, is hereby amended effective as of the date set forth below.

1.	Section 4.1(c) of the Plan is hereby amended effective as of January 1, 2009 to read in its entirety as follows:

“(c)
Notwithstanding any other provision of this Plan to the contrary, the Accrued Benefit of a Participant as determined under Section 4.1(b) shall not be less than the Accrued Benefit of such Participant on December 31, 2003 as calculated under the provisions of the Plan as in effect on December 31, 2003 prior to this Amendment.

Subject to the provisions of Section 5.1, the monthly normal Retirement Income payable upon retirement on or after Normal Retirement Date of a Participant who participated in the EG&G Mound Applied Technologies, Inc. Salaried Employees’ Pension Plan or the EG&G Mound Applied Technologies, Inc. Hourly Paid Employees’ Pension Plan (the “Mound Plans”) prior to participating in the Prior Plan prior to September 30, 1997 shall be equal to his Accrued Benefit, subject to adjustment as provided in this Section 4.1(c).  Such Accrued Benefit shall first be increased by adding thereto the Participant’s monthly accrued benefits under the Mound Plans, determined in accordance with the provisions thereof in effect on September 30, 1997.  Such adjusted Accrued Benefit shall then be offset by the Accrued Benefit attributable to service described in Section 1.22, based on Average Earnings as of the last date of such service.  The resulting adjustments shall be indicated in Appendix A hereto.  Any monthly accrued benefits payable under the Mound Plans shall be payable to the Participant pursuant and subject to the terms and conditions of the Mound Plans in effect as of September 30, 1997, including (but not limited to) the timing, form of benefit and “rule of 80” provisions of the Mound Plans.”

EG&G Technical Services, Inc.

Dated: September 17, 2009	By:	/s/ H. Thomas Hicks
Title: Vice President

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